Exhibit 99.1

Fusion-io Reports Fiscal Second Quarter 2012 Financial Results

•	Q2 Revenue: $84.1 million

•	Q2 Net (Loss)/Income: $(5.7) million GAAP; $5.6 million non-GAAP

•	Q2 (Loss)/Earnings per Share: $(0.07) GAAP; $0.05 non-GAAP

SALT LAKE CITY – Jan. 24, 2012 – Fusion-io, Inc. (NYSE: FIO), a provider of a next-generation shared data decentralization platform, today announced its financial results for its fiscal second quarter ended December 31, 2011.

Fiscal Second Quarter 2012 GAAP Financial Results

Fusion-io reported revenue of $84.1 million for the fiscal second quarter of 2012, up 169% from $31.2 million for the same quarter of 2011 and up 13% from $74.4 million for the prior quarter. Net loss for the fiscal second quarter of 2012 was $5.7 million, or a net loss per diluted share of $0.07. This compared to a net loss of $2.5 million, or a net loss per diluted share of $0.19 in the same quarter of 2011. Gross margin for the fiscal second quarter 2012 was 51.0% compared to 58.7% for the same quarter of 2011. Operating margin for the fiscal second quarter was a loss of 4.8%.

Fiscal Second Quarter 2012 Non-GAAP Financial Results

Non-GAAP net income for the fiscal second quarter of 2012 was $5.6 million, or $0.05 per diluted share. This compares to a non-GAAP net loss of $1.0 million, or a net loss per diluted share of $0.08 in the same quarter of 2011. Non-GAAP gross margin for the fiscal second quarter 2012 was 51.1% compared to 58.8% for the same quarter of 2011. Non-GAAP operating margin for the fiscal second quarter 2012 was 7.8%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“Fusion-io is at the forefront in developing sophisticated software architectures that leverage existing hardware and our ioMemory solutions to significantly improve datacenter efficiency,” said David Flynn, Fusion-io chairman and chief executive officer. “We believe these innovations in the acceleration of modern computing infrastructure will fundamentally advance enterprise IT.”

“Our execution this past quarter was again quite strong and we emerge with a healthy balance sheet that provides us with strategic flexibility,” said Dennis Wolf, chief financial officer. “We are in the process of transitioning to our next generation ioDrive2 product that we believe will enable us to offer our customers greater performance at a more attractive price point and increase awareness and adoption of our solutions.”

Other Financial Highlights

•	In November 2011, Fusion-io completed a follow-on public offering in which it issued and sold three million shares of common stock, raising $94.0 million, net of expenses.

•	Cash and cash equivalents at the end of the quarter were $307.4 million, an increase of $105.5 million over the prior quarter.

•	Inventory balances at the end of the fiscal second quarter were $65.0 million, a decrease of $6.6 million over the prior quarter.

•	Deferred revenue at the end of the fiscal second quarter was $15.9 million, an increase of $4.6 million from the prior quarter.

•	Capital expenditures were $6.1 million in the fiscal second quarter and $10.3 million in the first six months of fiscal 2012.

•	Net operating cash flow was $13.5 million for the fiscal second quarter and $16.6 million in the first six months of fiscal 2012.

Business Highlights

•

On January 5, 2012, Fusion-io announced that it achieved over one billion input and output operations per second (IOPS) in a technology demonstration while previewing the company’s Auto Commit Memory (ACM) extension. ACM leverages the unique architecture of Fusion’s ioMemory subsystem to significantly reduce latency and system overhead in transferring data.

•

On December 19, 2011, Fusion-io announced that Shane V. Robison had joined the company’s Board of Directors. Mr. Robison was executive vice president and chief strategy and technology officer of Hewlett-Packard Company from May 2002 until his retirement in November 2011.

•

On December 8, 2011, Fusion-io announced that it had entered into a reseller agreement with Digital China, a leading provider of integrated IT services in China, to expand access to Fusion-io software and hardware technologies in the region.

•

On November 15, 2011, Fusion-io announced its 10 TB ioDrive Octal, which features double the ioMemory capacity and density by integrating eight 1.28 TB MLC ioMemory modules in a single double-wide PCIe device.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2012 financial results.

Third quarter of fiscal year 2012:

•	Revenue is expected to be approximately $85 million.

•	Non-GAAP gross margin is expected to be in the range of 50%.

•	Non-GAAP operating margin is expected to be breakeven to 5%.

•	Diluted shares outstanding is expected to be approximately 115 million shares.

Fiscal Year 2012:

•	Revenue growth is expected to be 65 to 70%.

•	Non-GAAP gross margin is expected to be 54 to 56%.

•	Non-GAAP operating margin is expected to be approximately 8%.

•	Diluted shares outstanding is expected to be approximately 110 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP (loss) income from operations divided by GAAP revenue. Non-GAAP (loss) income from operations consists of GAAP (loss) income from operations excluding the effects of stock-based compensation expense, amortization of intangible assets and acquisition related costs.

•

Non-GAAP net (loss) income is calculated as GAAP net (loss) income excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related costs, changes in the fair value of a common stock repurchase derivative liability, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, and non-cash interest expense related to changes in the fair value of a preferred stock warrant.

•

Non-GAAP net (loss) income per diluted share is calculated as non-GAAP net (loss) income divided by non-GAAP weighted-average diluted shares outstanding for the three months ended December 31, 2011 and is calculated as non-GAAP net (loss) income divided by GAAP weighted-average diluted shares outstanding for the six months ended December 31, 2011. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Tuesday, January 24, 2012, at 5:00 p.m. EST to discuss these financial results. To access the conference call, dial (866) 203-2528 or (617) 213-8847 (international) and enter pass code 16479662. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Tuesday, January 31, 2012. To access the replay, please dial (888) 286-8010 or (617) 801-6888 (international) and enter pass code 19843119. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io has pioneered a next generation storage memory platform for shared data decentralization that significantly improves the processing capabilities within a datacenter by relocating process-critical, or “active”, data from centralized storage to the server where it is being processed, a methodology referred to as data decentralization. Fusion’s integrated hardware and software solutions leverage non-volatile memory to significantly increase datacenter efficiency and offers enterprise grade performance, reliability, availability and manageability. Fusion’s data decentralization platform can transform legacy architectures into next generation datacenters and allows enterprises to consolidate or significantly reduce complex and expensive high performance storage, high performance networking and memory-rich servers. Fusion’s platform enables enterprises to increase the utilization, performance and efficiency of their datacenter resources and extract greater value from their information assets.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for the third fiscal quarter of 2012 and the full fiscal year 2012, assumptions underlying the value of our solutions to customers, our continued focus on innovation, expanding our customer and reseller base and investing in our growth, our expectations concerning our products, including our next generation ioMemory solutions, our ACM extension and our 10 TB ioDrive Octal, and our beliefs concerning modern computing infrastructure and the evolution of enterprise IT. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our storage memory product line, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisition of IO Turbine, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

SOURCE Fusion-io

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2011	2010	2011
Revenue	$31,218	$84,131	$58,264	$158,516
Cost of revenue (1)	12,878	41,206	28,290	68,560

Gross profit	18,340	42,925	29,974	89,956

Operating expenses:
Sales and marketing (1)	11,307	20,265	20,416	37,742
Research and development (1), (4)	5,721	13,479	10,541	24,631
General and administrative (1), (5)	3,261	13,228	6,711	26,965

Total operating expenses	20,289	46,972	37,668	89,338

(Loss) income from operations	(1,949)	(4,047)	(7,694)	618
Other income (expense):
Interest income	6	66	20	115
Interest expense (3)	(505)	(44)	(529)	(90)
Other (expense) income (2)	—	(663)	3	132

(Loss) income before income taxes	(2,448)	(4,688)	(8,200)	775
Income tax (expense) benefit (6)	(25)	(1,021)	(44)	705

Net (loss) income	$(2,473)	$(5,709)	$(8,244)	$1,480

Net (loss) income per share:
Basic	$(0.19)	$(0.07)	$(0.64)	$0.02
Diluted	$(0.19)	$(0.07)	$(0.64)	$0.01
Weighted-average number of shares used in per share amounts:
Basic	13,271	84,961	12,924	83,485
Diluted	13,271	84,961	12,924	104,599

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$3	$50	$6	$77
Sales and marketing	396	1,464	650	2,567
Research and development	204	1,669	403	3,288
General and administrative	493	6,774	930	13,801

Total stock-based compensation expenses	$1,096	$9,957	$1,989	$19,733

(2) Includes other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	$—	$691	$—	$(70)

(3) Includes non-cash interest expense related to changes in the fair value of a preferred stock warrant	$373	$—	$373	$—

(4) Includes amortization of intangible assets	$—	$656	$—	$1,021

(5) Includes acquisition related costs	$—	$6	$—	$1,326

(6) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$—	$—	$(2,782)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2011	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$219,604	$307,378
Accounts receivable, net	44,374	27,364
Inventories	35,622	64,972
Prepaid expenses and other current assets	3,866	3,999

Total current assets	303,466	403,713

Property and equipment, net	13,743	21,582
Intangible assets, net	—	9,479
Goodwill	—	54,777
Other assets	77	76

Total assets	$317,286	$489,627

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,314	$11,824
Accrued and other current liabilities	15,043	18,366
Deferred revenue	9,030	11,742

Total current liabilities	33,387	41,932

Deferred revenue, less current portion	2,987	4,200
Other liabilities	6,468	6,812

Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	16	18
Additional paid-in capital	339,389	500,185
Accumulated other comprehensive income (loss)	15	(24)
Accumulated deficit	(64,976)	(63,496)

Total stockholders' equity	274,444	436,683

Total liabilities and stockholders' equity	$317,286	$489,627

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2011	2010	2011
Operating activities:
Net (loss) income	$(2,473)	$(5,709)	$(8,244)	$1,480
Adjustments to reconcile net (loss) income from operating activities:
Depreciation and amortization	906	2,118	1,468	3,710
Stock-based compensation	1,096	9,407	1,989	18,390
Non-cash tax benefit from exercise of stock options	—	(1,845)	—	(1,845)
Non-cash tax benefit from business acquisition	—	—	—	(2,782)
Other non-cash items	424	692	432	(70)
Changes in operating assets and liabilities:
Accounts receivable, net	5,328	6,365	(2,876)	17,010
Inventories	(17,444)	6,570	(23,302)	(29,350)
Prepaid expenses and other assets	(1,884)	(610)	(3,019)	(84)
Accounts payable	6,086	(12,296)	2,694	1,808
Accrued and other liabilities	1,428	4,207	(66)	4,427
Deferred revenue	(414)	4,626	3,906	3,925

Net cash (used in) provided by operating activities	(6,947)	13,525	(27,018)	16,619
Investing activities:
Proceeds from the sale of short-term investments	—	—	11,964	—
Proceeds from the sale of property and equipment	—	—	—	1
Purchases of property and equipment	(1,871)	(6,085)	(2,505)	(10,307)
Business acquisition, net of cash acquired	—	—	—	(17,578)

Net cash (used in) provided by investing activities	(1,871)	(6,085)	9,459	(27,884)
Financing activities:
Repurchases of common stock	—	(1,067)	—	(1,067)
Proceeds from a loan from a financial institution	3,000	—	11,000	—
Repayment of notes payable and capital lease obligations	(75)	(10)	(142)	(89)
Repurchases of vested restricted stock	—	—	—	—
Proceeds from exercises of stock options	245	2,492	278	2,561
Proceeds from issuance of common stock	—	93,977	—	93,977
Proceeds from employee stock purchase plan	—	835	—	1,887
Tax benefit from exercise of stock options	—	1,846	—	1,846
Change in restricted cash	—	—	695	—

Net cash provided by financing activities	3,170	98,073	11,831	99,115
Effect of exchange rate changes on cash and cash equivalents	(3)	(10)	2	(76)

Net (decrease) increase in cash and cash equivalents	(5,651)	105,503	(5,726)	87,774
Cash and cash equivalents at beginning of period	9,144	201,875	9,219	219,604

Cash and cash equivalents at end of period	$3,493	$307,378	$3,493	$307,378

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2011	2010	2011
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$18,340	$42,925	$29,974	$89,956
Stock-based compensation	3	50	6	77

Gross profit on a non-GAAP basis	$18,343	$42,975	$29,980	$90,033

Revenue	$31,218	$84,131	$58,264	$158,516
Gross Margin on a GAAP basis	58.7%	51.0%	51.4%	56.7%
Gross Margin on a Non-GAAP basis	58.8%	51.1%	51.5%	56.8%
Reconciliation of Operating (Loss) Income and Operating Margin on a GAAP Basis to Operating (Loss) Income and Operating Margin on a Non-GAAP Basis:
Operating (loss) income on a GAAP basis	$(1,949)	$(4,047)	$(7,694)	$618
Stock-based compensation	1,096	9,957	1,989	19,733
Amortization of intangible assets	—	656	—	1,021
Acquisition related costs	—	6	—	1,326

Operating (loss) income on a non-GAAP basis	$(853)	$6,572	$(5,705)	$22,698

Revenue	$31,218	$84,131	$58,264	$158,516
Operating Margin on a GAAP basis	-6.2%	-4.8%	-13.2%	0.4%
Operating Margin on a Non-GAAP basis	-2.7%	7.8%	-9.8%	14.3%
Reconciliation of Net (Loss) Income on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:
Net (loss) income on a GAAP basis	$(2,473)	$(5,709)	$(8,244)	$1,480
Stock-based compensation	1,096	9,957	1,989	19,733
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	—	691	—	(70)
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	373	—	373	—
Amortization of intangible assets	—	656	—	1,021
Acquisition related costs	—	6	—	1,326
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(2,782)

Net (loss) income on a non-GAAP basis	$(1,004)	$5,601	$(5,882)	$20,708

Reconciliation of Diluted Net (Loss) Income per Share on a GAAP Basis to Diluted Net (Loss) Income per Share on a Non-GAAP Basis:
Diluted net (loss) income per share on a GAAP basis	$(0.19)	$(0.07)	$(0.64)	$0.01
Stock-based compensation	0.08	0.10	0.15	0.19
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	—	0.01	—	—
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	0.03	—	0.03	—
Amortization of intangible assets	—	0.01	—	0.01
Acquisition related costs	—	—	—	0.01
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(0.02)

Diluted net (loss) income per share on a non-GAAP basis	$(0.08)	$0.05	$(0.46)	$0.20